UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): March 17, 2017

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-08754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 1200
Houston, Texas 77079
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 874-2700

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Swift Energy Company is filing this Current Report on Form 8-K to provide certain unaudited pro forma condensed consolidated financial information. As previously disclosed in our Current Report on Form 8-K filed on January 4, 2016, the Company filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”) on December 31, 2015. On March 31, 2016, the Company received confirmation of the joint plan of reorganization (the “Plan”) and on April 22, 2016 (the “Effective Date”), the Company emerged from Bankruptcy.

The purpose of this Current Report on Form 8-K is to, among other things, file the unaudited pro forma condensed consolidated financial information set forth in Item 9.01 below, and to allow such financial information to be incorporated by reference into a future registration statement to be filed with the Securities and Exchange Commission.

Included in this filing as Exhibit 99.1 is the unaudited pro forma condensed consolidated financial information described in Item 9.01(b) giving effect to (i) the Plan and subsequent emergence from Bankruptcy, and (ii) the Company’s application of fresh start accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification 852, Reorganizations.

Item 9.01.    Financial Statements and Exhibits

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated statement of operations of the Company for the year ended December 31, 2016, giving effect to (i) the Plan and subsequent emergence from Bankruptcy, and (ii) the Company’s application of fresh start accounting, attached as Exhibit 99.1 hereto.

(d) Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2017                                     Swift Energy Company
By:

/s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr.
Executive Vice President and
Chief Financial Officer